EX-99.1

CareMax Reports Second Quarter 2023 Results

•
Second Quarter Medicare Advantage Membership of 102,500, up 177% year-over-year
•
Second Quarter Total Revenue of $224.4 million, up 30% year-over-year
•
Raising Full Year 2023 Revenue Guidance; Reaffirming Full Year 2023 Adjusted EBITDA Guidance

Miami, FL - August 9, 2023 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled value-based care delivery system, today announced financial results for the second quarter ended June 30, 2023.

“We continued to deliver on our growth strategy, ending the quarter with 102,500 Medicare Advantage members, up 177% year-over-year, and have confidence in achieving both our near and long-term membership targets that we announced at our investor day in March. Our second quarter performance was strong, excluding the impact of an unfavorable $7 million prior year development related to a Medicaid contract from 2022. Looking ahead, we are encouraged by the underlying performance of our business in the first half of the year and are raising our full year 2023 revenue guidance while reaffirming our adjusted EBITDA guidance range,” said Carlos de Solo, Chief Executive Officer.

Mr. de Solo continues, “At CareMax, our mission is to provide better care to seniors across the country. We believe our fully-integrated care model, powered by our proprietary built technology platform and highly scalable operating model, positions us well to achieve the long term goals we announced in March. We are excited for the next few years as we expect to continue to accelerate our growth and expand access to high-quality care for seniors nationwide.”

Second Quarter 2023 Results

•
Total membership of 272,500, up 210% year-over-year.
•
Medicare Advantage Membership of 102,500, up 177% year-over-year.
•
Total revenue was $224.4 million, up 30% year-over-year.
•
Net loss was $32.4 million, compared to net loss of $9.4 million for the second quarter of 2022.
•
Adjusted EBITDA was $7.0 million, compared to $7.2 million for the second quarter of 2022.1
•
Platform Contribution was $28.6 million, compared to $21.6 million for the second quarter of 2022.1
•
Medical Expense Ratio was 84.6%, compared to 73.6% for the second quarter of 2022.
•
De novo pre-opening costs and post-opening losses for the second quarter of 2023 were $5.8 million.2

Financial Outlook for Full Year 2023

CareMax is raising the following full year 2023 financial guidance:

•
Total revenue of $750 to $800 million, up 19% to 27% year-over-year, from prior guidance of $700 million to $750 million.

CareMax is reaffirming the following full year 2023 financial guidance:

•
Year-end Medicare Advantage membership of 110,000 to 120,000, up 18% to 28% year-over-year.

•
Adjusted EBITDA of $25 million to $35 million, up 31% to 83% year-over-year, compared to $19.1 million for the year-ended December 31, 2022.1
•
De novo pre-opening costs and post-opening losses are anticipated to be approximately $25 million in 2023.

1 Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to the most directly comparable GAAP financial measures is included in the appendix to this earnings release. Beginning with the three months ended June 30, 2023, the Company has updated its calculation of Adjusted EBITDA on a retrospective basis to no longer add back certain compensation costs for stay-on bonuses and duplicative salaries previously included within the Business Combination integration costs adjustment. Adjusted EBITDA as previously reported for the second quarter of 2022 included an addback of $0.7 million for stay-on bonuses and duplicative salaries. Adjusted EBITDA as previously reported for the year ended December 31, 2022 included an addback of $2.9 million for stay-on bonuses and duplicative salaries.

2 De novo pre-opening costs represent (1) incremental payroll costs from employees specifically associated with the operational, contractual, physical, or regulatory infrastructure for de novo centers, prior to their opening; (2) legal costs directly associated with the de novo centers, incurred prior to their opening, which includes services such as execution of leases, health plan contracts and other agreements; (3) other expenses related to diligence, design, permitting, and other “soft costs” at new sites; and (4) rent and facility expenses prior to center opening. De novo post-opening losses include center-level operating losses recognized at a de novo center until the center breaks even, up to 18 months after opening, which consist of revenue, external provider costs and cost of care allocated for the de novo center.

Conference Call Details

Management will host a conference call at 8:30 am ET today to discuss the results. The conference call can be accessed by dialing (888) 330-2508 for U.S. participants, or (240) 789-2735 for international participants, and referencing conference ID 7874605. A live audio webcast as well as related presentation materials will also be available on the “Events & Presentations” section of CareMax’s investor relations website at ir.caremax.com. Following the live call, a replay will be available on the Company's website.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. With over 200,000 Medicare Value-Based Care Members across 10 states, and fully integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, strategy and financial performance. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the Steward transaction; the failure to realize anticipated benefits of the Steward transaction or to realize estimated pro forma results and underlying assumptions; the impact of COVID-19 or any variant thereof or any other pandemic or epidemic on the Company's business and results of operation; the Company’s ability to attract new patients; the availability of sites for de novo centers and the costs of opening such de novo centers; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under the agreements governing its indebtedness; the Company’s ability to address the material weakness in its internal control over financial reporting; the Company's ability to recruit and retain qualified team members and independent physicians; risks related to future acquisitions; the Company’s ability to develop and maintain proper and effective internal control over financial reporting and the impact of any prior period developments. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Platform Contribution and margin thereof have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. For this reason, these non-GAAP measures may not be comparable to other companies’ similarly labeled non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.

A reconciliation for Adjusted EBITDA and Platform Contribution to the most directly comparable GAAP financial measures is included below. A reconciliation of projected 2023 Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

Certain of the information presented in the Non-GAAP Financial Summary and in the reconciliations to non-GAAP financial measures includes pro forma information derived from the unaudited pro forma statements of operations which are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC and Care Holdings had occurred in the stated historical periods, nor are they indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC and Care Holdings, any integration costs or tax deductibility of transaction costs.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC and Care Holdings as if they had occurred in historical periods. Such non-GAAP financial measures do not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated.

CAREMAX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS

Current Assets
Cash and cash equivalents	$54,605	$41,626
Accounts receivable, net	159,812	151,036
Risk settlement assets	717	707
Other current assets	3,516	3,968
Total Current Assets	218,650	197,336

Property and equipment, net	24,628	21,006
Operating lease right-of-use assets	131,207	108,937
Goodwill, net	602,643	700,643
Intangible assets, net	112,537	123,585
Deferred debt issuance costs	1,052	1,685
Other assets	60,249	17,550
Total Assets	$1,150,965	$1,170,743

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$8,677	$7,687
Accrued expenses	12,634	16,854
Risk settlement liabilities	15,656	14,171
Related party liabilities	13,410	1,777
Related party debt, net	32,997	30,277
Current portion of third-party debt, net	276	253
Current portion of operating lease liabilities	7,116	5,512
Other current liabilities	7,303	790
Total Current Liabilities	98,069	77,322
Derivative warrant liabilities	2,434	3,974
Long-term debt, net	298,481	230,725
Long-term operating lease liabilities	116,187	96,539
Contingent earnout liability	-	134,561
Other liabilities	11,297	8,075
Total Liabilities	526,469	551,196
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock (1,000,000 shares authorized; one share issued and outstanding as of June 30, 2023 and December 31, 2022)	-	-
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 112,072,237 and 111,332,584 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	11	11
Additional paid-in-capital	776,533	657,126
Accumulated deficit	(152,048)	(37,590)
Total Stockholders' Equity	624,496	619,547

Total Liabilities and Stockholders' Equity	$1,150,965	$1,170,743

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Medicare risk-based revenue	$155,486	$143,664	$277,079	$251,410
Medicaid risk-based revenue	30,054	19,896	55,680	40,062
Government value-based care revenue	22,206	-	32,216	-
Other revenue	16,694	8,719	32,449	17,727
Total revenue	224,440	172,279	397,424	309,199

Operating expenses
External provider costs	156,995	120,348	267,668	213,204
Cost of care	40,192	30,364	78,819	57,712
Sales and marketing	3,327	2,299	7,092	5,600
Corporate, general and administrative	20,795	18,063	44,739	37,041
Depreciation and amortization	6,828	4,903	13,404	9,965
Goodwill impairment	-	-	98,000	-
Acquisition related costs	54	2,789	74	3,055
Total operating expenses	228,191	178,767	509,797	326,577
Operating loss	(3,750)	(6,488)	(112,373)	(17,378)
Nonoperating income (expense)
Interest expense	(13,197)	(3,896)	(23,908)	(5,624)
Change in fair value of derivative warrant liabilities	434	7,391	1,540	3,855
Gain (loss) on remeasurement of contingent earnout liabilities	(16,220)	-	19,916	-
Loss on extinguishment of debt, net	-	(6,172)	-	(6,172)
Other income (expense), net	534	(45)	721	(507)
	(28,449)	(2,722)	(1,730)	(8,448)
Loss before income tax	(32,199)	(9,210)	(114,103)	(25,826)
Income tax expense	(177)	(171)	(355)	(351)
Net loss	$(32,376)	$(9,381)	$(114,458)	$(26,178)

Weighted-average basic shares outstanding	111,671,302	87,422,917	111,511,214	87,395,596
Weighted-average diluted shares outstanding	111,671,302	87,422,917	111,511,214	87,395,596
Net loss per share
Basic	$(0.29)	$(0.11)	$(1.03)	$(0.30)
Diluted	$(0.29)	$(0.11)	$(1.03)	$(0.30)

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(114,458)	$(26,178)
Adjustments to reconcile net loss to cash and cash equivalents
Depreciation and amortization expense	13,404	9,965
Amortization of debt issuance costs and discounts	4,086	753
Stock-based compensation expense	4,762	3,875
Income tax provision	355	351
Change in fair value of derivative warrant liabilities	(1,540)	(3,855)
Loss (gain) on remeasurement of contingent earnout liabilities	(19,916)	-
Loss (gain) on extinguishment of debt	-	6,172
Payment-in-kind interest expense	5,500	1,078
Provision for credit losses	57	-
Goodwill impairment	98,000	-
Amortization of right-of-use assets	5,842	-
Other non-cash, net	1,213	60
Changes in operating assets and liabilities:
Accounts receivable	(1,255)	(29,976)
Other current assets	452	(504)
Risk settlement assets and liabilities	1,968	19
Other assets	(41,807)	(105)
Operating lease liabilities	(4,959)	-
Accounts payable	(128)	5,273
Accrued expenses	(4,219)	4,910
Related party liabilities	(1,134)	-
Other liabilities	10,515	764
Net cash used in operating activities	(43,263)	(27,398)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,234)	(2,893)
Net cash used in investing activities	(5,234)	(2,893)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on long-term debt, net	62,000	184,000
Principal payments of debt	(125)	(121,881)
Payments of debt issuance costs	(398)	(6,174)
Collateral for letters of credit	-	(5,439)
Net cash provided by financing activities	61,477	50,505

NET INCREASE IN CASH AND CASH EQUIVALENTS	12,980	20,214
Cash and cash equivalents - beginning of period	41,626	47,917
CASH AND CASH EQUIVALENTS - END OF PERIOD	$54,605	$68,130

	Three Months Ended
Non-GAAP Financial Summary*	Pro Forma**
(in thousands)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Medicare risk-based revenue	$66,618	$76,428	$91,277	$107,747	$143,664	$122,267	$113,041	$121,593	$155,486
Medicaid risk-based revenue	20,454	20,884	20,160	20,165	19,896	19,852	36,620	25,626	30,054
Government value-based care revenue	-	-	-	-	-	-	-	10,010	22,206
Other revenue	4,839	7,308	6,869	9,008	8,719	15,551	14,602	15,754	16,694
Total revenue	91,911	104,620	118,306	136,920	172,279	157,670	164,263	172,983	224,440
External provider costs	70,466	73,329	79,724	92,856	120,348	106,900	104,078	110,673	156,995
Cost of care	13,246	20,315	22,606	26,854	30,293	30,150	34,581	37,627	38,865
Platform contribution	8,199	10,976	15,977	17,210	21,638	20,620	25,604	24,683	28,580
Platform contribution margin (%)	8.9%	10.5%	13.5%	12.6%	12.6%	13.1%	15.6%	14.3%	12.7%

Sales and marketing	1,688	1,274	2,615	3,301	2,299	2,355	3,806	3,765	3,381
Corporate, general and administrative	7,589	9,715	11,228	10,873	12,165	13,877	17,263	21,329	18,158
Adjusted operating expenses	9,277	10,988	13,843	14,174	14,464	16,232	21,069	25,094	21,539

Adjusted EBITDA	n/a	$(13)	$2,134	$3,035	$7,175	$4,388	$4,535	$(411)	$7,042
Pro Forma Adjusted EBITDA	$(1,078)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

* For period ended June 30, 2021, figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2021.
** For period ended June 30, 2021, the measure was calculated in a manner consistent with the concepts of Article 8 of Regulation S-X and represents Pro Forma Platform Contribution.

Reconciliation to Adjusted EBITDA and Pro Forma Adjusted EBITDA*	Three Months Ended
(in thousands)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Net Income (loss)	$10,057	$(14,479)	$(3,553)	$(16,797)	$(9,381)	$(22,052)	$10,434	$(82,082)	$(32,376)
Interest expense	792	1,291	1,905	1,728	3,896	6,076	8,542	10,711	13,197
Depreciation and amortization	1,437	5,176	6,089	5,062	4,903	4,573	7,180	6,576	6,828
Remeasurement of warrant and contingent earnout liabilities	(19,215)	1,398	(8,734)	3,536	(7,391)	7,331	(84,171)	(37,242)	15,786
Goodwill impairment	-	-	-	-	-	-	70,000	98,000	-
Stock-based compensation	-	966	375	1,087	2,788	3,611	2,786	2,298	2,464
Loss (gain) on extinguishment of debt, net	(1,358)	(279)	7	-	6,172	-	-	-	-
Business Combination integration costs (1)	3,278	3,176	2,277	4,379	1,887	2,586	163	716	686
Acquisition and integration related costs (2)	3,806	1,871	2,325	3,429	4,074	2,118	10,632	622	815
DeSpac costs	4,721	27	742	9	10	11	10	-	-
Other (3)	(1,203)	840	543	421	46	(46)	(967)	(187)	(535)
Income tax provision (benefit)	-	-	159	181	171	181	(20,074)	177	177
Adjusted EBITDA	n/a	$(13)	$2,134	$3,035	$7,175	$4,388	$4,535	$(411)	$7,042
Pro forma adjustments (4)	(3,393)	-	-	-	-	-	-	-	-
Pro forma Adjusted EBITDA	$(1,078)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

* For period ended June 30, 2021, figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2021. The Company has updated its calculation of Adjusted EBITDA on a retrospective basis to no longer add back certain compensation costs for stay-on bonuses and duplicative salaries previously included within the Business Combination integration costs adjustment.

Memo:
De novo pre-opening costs	$19	$544	$806	$973	$506	$2,426	$3,205	$1,975	$1,560
De novo post-opening costs	364	195	489	1,119	993	1,533	2,274	3,885	4,228

(1)
Represents initial costs to set up public company processes, incremental vendor expenses identified as temporary or duplicative and expected to be rationalized in the short term, and legal and professional expenses outside of the ordinary course of business, which are being incurred as part of the Company’s efforts as it integrates the two privately held companies that were combined in the Business Combination. Significant components of Business Combination integration costs were as follows:

	Three Months Ended
(in thousands)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Consulting and legal fees (a)	$3,142	$2,204	$1,639	$3,190	$887	$725	$257	$282	$237
Severance costs	-	-	949	25	252	1,080	167	11	13
Other (b)	137	972	(311)	1,164	748	782	(261)	423	436
	$3,278	$3,176	$2,277	$4,379	$1,887	$2,586	$163	$716	$686

(a) Represents consulting and legal costs directly associated with efforts related to integration of the two privately held companies that were combined in the Business Combination.

(b) Represents primarily vendor expenses identified as temporary or duplicative and/or expenses outside the ordinary course of business and not necessary to run the Company's business.

(2)
Includes all costs recognized in acquisition related costs in our consolidated statements of operations and incremental payroll compensation expense for employees directly associated with services to achieve synergies related to closed transactions. Significant components of acquisition and integration related costs were as follows:

	Three Months Ended
(in thousands)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Advisor and other professional fees (a)	$3,257	$1,183	$1,183	$1,622	$2,359	$1,219	$9,877	$(258)	$(34)
Compensation costs (b)	549	688	1,142	1,808	1,715	899	755	880	849
	$3,806	$1,871	$2,325	$3,429	$4,074	$2,118	$10,632	$622	$815

(a) Includes payments to our third-party transaction advisory firm associated with transaction contracts, including the Steward transaction that was closed in November 2022. Also, costs include legal and accounting fees directly associated with contemplated or closed transactions.
(b) Includes incremental payroll compensation expense for employees directly associated with services to achieve synergies related to closed transactions.

(3)
Components of other were as follows:

	Three Months Ended
(in thousands)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Subrogation income	$(1,000)	$-	$-	$-	$-	$-	$-	$-	$-
Software sale	-	-	-	-	-	-	(1,000)	-	-
Tax-related costs	-	266	95	265	69	(178)	46	-	-
Legal settlement	-	75	229	-	(43)	-	-	-	-
Interest income	-	-	-	-	-	-	-	(253)	(602)
Other	(203)	499	219	156	19	133	(13)	66	67
	$(1,203)	$840	$543	$421	$46	$(46)	$(967)	$(187)	$(535)

(4) Components of the pro forma adjustments were as follows:

(in thousands)	Three Months Ended June 30, 2021
IMC Adjusted EBITDA prior to the Business Combination(a)	$(3,460)
Care Holdings Adjusted EBITDA prior to the Business Combination(a)	55
Other pro forma adjustments	12
Total pro forma adjustments	$(3,393)

(a) The following table provides a reconciliation of net income (loss), the most closely comparable GAAP financial measure, to Adjusted EBITDA, for the results of IMC and Care Holdings prior to the Business Combination.

	Three Months Ended June 30, 2021
(in thousands)	IMC	Care Holdings
Net income (loss)	$(6,151)	$55
Depreciation and amortization	1,066	-
Interest expense	1,625	-
Adjusted EBITDA	$(3,460)	$55

	Pro Forma**
Non-GAAP Operating Metrics	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Centers	34	40	45	48	48	51	62	62	62
Markets	2	3	4	6	6	7	7	7	7
Patients (MCREM)*	35,300	40,400	50,100	50,600	54,000	57,400	221,500	225,100	226,500
Patients in value-based care arrangements (MCREM)	84.1%	87.2%	79.3%	79.8%	81.0%	78.2%	97.6%	99.0%	99.4%
Platform Contribution ($, millions)**	$8.2	$11.0	$16.0	$17.2	$21.6	$20.6	$25.6	$24.7	$28.6
* MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
** For period ended June 30, 2021, the measure was calculated in a manner consistent with the concepts of Article 8 of Regulation S-X and represents Pro Forma Platform Contribution.

Reconciliation to Platform Contribution and Pro forma Platform Contribution

(in millions)	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023
Gross profit (a)	$0.1	$4.5	$9.6	$11.2	$15.4	$14.8	$17.2	$17.1	$20.4
Depreciation and amortization	1.4	5.2	6.1	5.1	4.9	4.6	7.2	6.6	6.8
Stock-based compensation	-	-	0.1	0.4	1.3	1.2	1.2	1.0	1.3
Pro forma adjustments (b)	6.7	-	-	-	-	-	-	-	-
Other adjustments (c)	-	1.3	0.2	0.5	0.1	0.1	-	-	-
Pro forma Platform Contribution	$8.2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Platform Contribution	n/a	$11.0	$16.0	17.2	$21.6	$20.6	$25.6	$24.7	$28.6

(a) Gross profit reflects the reclassification of stock-based compensation expense previously included in corporate, general and administrative expenses, which decreased gross profit by $0.1 million during the three months ended December 31, 2021, $0.4 million during the three months ended March 31, 2022, $1.3 million during the three months ended June 30, 2022, $1.2 million during the three months ended September 30, 2022, and $1.2 million during the three months ended December 31, 2022.

(b) Pro Forma adjustments are computed in a manner consistent with the concepts of Article 8 of Regulation S-X and give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2021. Components of the pro forma adjustments were as follows:

	Three Months Ended June 30, 2021
(in thousands)	IMC	Care Holdings	Total
Gross profit prior to Business Combination	$4,682	$932	$5,614
Depreciation and amortization prior to Business Combination	1,066	1	1,067
Pro forma adjustment	$5,748	$933	$6,681

(c) Other adjustments include incremental costs primarily related to post-Business Combination integration initiatives. Other adjustments reflected during the three months ended September 30, 2021 include $0.6 million of incremental costs relating to one-time operational projects and $0.3 million of non-cash true-up of deferred rent expense. Other adjustments reflected during the three months ended March 31, 2022 include $0.3 million of costs for a pilot project regarding outsourcing.

Calculation of the Medical Expense Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
External provider costs	$156,995	$120,348	$267,668	$213,204
Medicare and Medicaid risk-based revenue	185,540	163,560	332,759	291,472
Medical Expense Ratio	84.6%	73.6%	80.4%	73.1%

Contacts:

Investor Relations

Samantha Swerdlin

VP, Investor Relations

ir@caremax.com

Media

Jaime Ameglio

Marketing & Communications Director

media@caremax.com